U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 4 TO FORM SB-2
                         -----------------------------
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Bisassist, Inc.
             (Exact name of registrant as specified in its charter)

Nevada                                  8742                          33-0921357
------                                  ----                          ----------
(State or other            (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of            Classification Code Number)       Identification No.)
incorporation or
organization)

1353 Middleton Dr., Suite 2000, Cedar Hill, Texas                         75104
-------------------------------------------------                         -----
(Address of registrant's principal executive offices)                (Zip Code)

                                 (972) 293-1115
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)


Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          3,985,000              $.10                 $398,500             $105.21
================================== =================== ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                                Bisassist, Inc.,
                              a Nevada corporation

                        3,985,000 Shares of Common Stock

This prospectus relates to 3,985,000 shares of common stock of Bisassist, Inc., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling security holders will sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Only the selling security holders are offering for sale shares of our common stock and we will not receive any proceeds from the offering. Our common stock is presently not traded on any market or securities exchange, although we hope that a market maker will file an application for us to become eligible for quotation on the OTC Bulletin Board when this registration statement becomes effective.

See "Risk Factors" on pages 4 to 7 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is March 7, 2002
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................4
Use of Proceeds...............................................................7
Determination of Offering Price...............................................7
Dilution......................................................................7
Selling Security Holders .....................................................7
Plan of Distribution..........................................................9
Legal Proceedings............................................................10
Directors, Executive Officers, Promoters and Control Persons.................10
Security Ownership of Certain Beneficial Owners and Management...............11
Description of Our Securities................................................11
Interest of Named Experts and Counsel........................................12
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................12
Organization Within Last Five Years..........................................12
Description of Business......................................................12
Management's Discussion and Analysis of Financial
Condition and Results of Operations..........................................15
Description of Property......................................................17
Certain Relationships and Related Transactions...............................17
Market for Common Equity and Related Stockholder Matters.....................18
Executive Compensation.......................................................20
Financial Statements.........................................................20
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure.....................................................41
Legal Matters................................................................41
Experts......................................................................41
Additional Information.......................................................41
Indemnification of Directors and Officers....................................42
Other Expenses of Issuance and Distribution..................................43
Recent Sales of Unregistered Securities......................................43
Exhibits.....................................................................44
Undertakings.................................................................44
Signatures...................................................................46

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our business:                        Our principal business address is 1353
                                     Middleton Dr., Suite 2000, Cedar Hill,
                                     Texas, 75104. Our telephone number is (972)
                                     293-1115.

                                     We are a business consulting firm which
                                     started offering a full range of business consulting services in 1995. We provide small to medium size businesses with business and market development services as well as financial development services. Our operations currently include start-up advice such as assistance with the process of incorporation, drafting and maintaining corporate records, and ensuring compliance with state corporation requirements. In addition, we also currently offer our clients research and analysis, achieved by optimizing information sources, such as the internet and public records, on various subjects or concerns a client may have, including, researching state and local licensing, permit requirements, and local and national marketing studies. We also currently write, review, and edit business plans, as well as, create business development and growth strategies. All of our revenues have been generated from the provision of these services. We intend to develop our website to expand our services to provide assistance with incorporation services and trademark research and applications, and to provide information with respect to product development strategies, human resource strategies, marketing strategies and risk management.

Number of shares being offered:      The selling security holders want to sell
                                     3,985,000 shares of our common stock. These shares were acquired by the selling security holders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.
                                     The selling security holders will sell
                                     their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Number of shares outstanding:        9,985,000 shares of our common stock are
                                     issued and outstanding. We have no other securities issued.

Estimated use of proceeds:           We will not receive any of the proceeds
                                     from the sale of those shares being
                                     offered.


                                  RISK FACTORS

Our risk factor section contains all material risks that should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative. Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.

Risks related to our business:

We anticipate that we will primarily engage in short-term consulting contracts with clients. If we fail to obtain a sufficient number of clients, we will not be able to operate profitably.

We intend to provide a significant portion of our services on a non-recurring, project-by-project basis under contracts of relatively short duration, typically less than one year. Any client that we obtain without notice or on relatively short notice may cancel our contract, even if we are not in default under the contract. Our ability to generate revenues may be negatively impacted if we fail to obtain a sufficient number of clients and fail to contract a sufficient number of our services to these clients.

Failing to renew contracts with clients may increase our costs and damage our reputation.

We may not renew contracts with clients that we obtain if we fail to meet their expectations in the performance of our services, including the quality, cost and timeliness of our services. Failing to renew those agreements may damage our reputation and hinder our ability to attract and retain clients. If a client is not satisfied with our services, we intend to spend additional human and other resources at our own expense to ensure client satisfaction. Such expenditures will increase our costs, which will typically result in a lower margin on such contracts.

We may not be able to compete effectively with other providers of business consulting services that have more resources and experience than we have.

Our industry is significantly competitive. We have competitors that provide some or all of the services we provide and who are larger and have more resources than we do. Many of our competitors have significantly greater financial, human and marketing resources than us. As a result, such competitors may be able to respond more quickly to new trends and changes in customer demands. Such competitors may also be able to devote greater resources to the development, promotion, sale, and support of their services than we do. If we do not compete effectively with current and future competitors, we may be unable to secure new and renewed client contracts, or we may be required to reduce our rates in order to complete effectively. This could result in a reduction in our revenues, resulting in lower earnings or operating losses.

Our ability to forecast future costs and anticipated revenues is limited because it is difficult to accurately predict the length of time required to engage a client and complete an assignment.

The timing of client contracts that we may be able to obtain and fulfill is not predictable with any degree of accuracy. We may be required to hire new consultants before securing a client engagement. Clients may defer committing to new assignments for any length of time and for any reason. Such deferrals could require us to maintain a significant number of under-utilized consultants during any given period. In addition, failing to procure an engagement after spending such time and resources could significantly reduce our limited financial resources, which will hinder our ability to spend resources on procuring other engagements. We cannot predict whether the investment of time and resources will result in a new engagement or, if the engagement is secured, that the engagement will be on terms favorable to us.

We anticipate that we may need to raise additional capital to expand our operations. Our failure to raise additional capital will significantly limit our ability to conduct marketing activities and generate revenues.

To conduct marketing activities and generate revenues, we may be required to raise additional funds. We may not be able to obtain additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to conduct marketing activities. We anticipate that we may seek additional funding through public or private sales of our securities. That could include financing through equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or expansion.

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders.

The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

3,985,000 of our outstanding shares of our common stock can be sold pursuant to Rule 144, which may hinder our ability to raise additional capital.

Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, which ever is more. Rule 144 also provides that, after holding such securities for a period of two years, a nonaffiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements. If those shares are sold pursuant to Rule 144, then our ability to raise capital may be hindered if those shareholders offer to sell their shares of common stock to potential investors for less than we do.

We depend on the efforts and abilities of Calvin K. Mees, our sole officer, to continue operations and generate revenues.

Calvin K. Mees is our only employee and our sole officer and director. The interruption of the services of Mr. Mees will significantly hinder our operations, profits and future development, if a suitable replacement is not promptly obtained. We do not currently have an executive compensation agreement with him. We cannot guaranty that Mr. Mees will remain with us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. We may not be able to attract and retain qualified personnel.

Risks related to owning our common stock:

Our officer, director and principal security holders own approximately 60.09% of our outstanding shares of common stock, allowing these shareholders to control matters requiring approval of our shareholders.

As a result of such ownership by our officers, directors and principal security holders, investors will have no control over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we enter into transactions which require shareholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Nevada law provides that not less than two-thirds vote of the shareholders is required to remove a director, which could make it more difficult for a third party to gain control of our board of directors. Nevada law also provides that our preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as our board of directors determines by resolution and without shareholder approval. Our board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common shareholders from initiating a change in control of the company or reduce the rights of common shareholders to the net assets upon dissolution. Nevada also specifies that our articles of incorporation may require not less than two-thirds vote of the shareholders for approval of certain business combinations.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Because we lack a public market for shares of our common stock, the selling security holders will arbitrarily determine the offering price of the shares. Therefore, investors may lose all or part of their investment if the purchase price of their shares is too high.

Our common stock is not publicly traded and we do not participate in an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the selling security holders may arbitrarily determine the offering price of shares of our common stock. Accordingly, purchasers may lose all or part of their investments if the purchase price of their shares is too high. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

The selling security holders will sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, although we hope that a market maker will file an application for us to become eligible for quotation on the Over the Counter Bulletin Board when this registration statement becomes effective.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

1. the number of shares owned by each selling security holder prior to this offering;
2. the total number of shares that are to be offered by each selling security holder; and
3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering.

The shares offered for sale constitute all of the shares known to us to be owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. None of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. Kevin Krickbaum is the brother in law of Calvin Mees. Arlin Mees is the brother of Calvin Mees. Larry Mees is the cousin of Calvin Mees.

----------------------------- --------------------------------- ---------------------------------- --------------------------------
  Name of Selling Security       Amount of Shares of Common     Amount of Shares of Common Stock       Amount of Shares and the
           Holder             Stock Owned by Selling Security     to be Offered by the Selling        Percentage of Common Stock
                                 Holder Before the Offering              Security Holder              Owned by Selling Security
                                                                                                     Holder After the Offering is
                                                                                                               Complete
----------------------------- --------------------------------- ---------------------------------- --------------------------------
Ralph Rodriguez                          400,000                            400,000                              0
-----------------------------------------------------------------------------------------------------------------------------------
Kevin Krickbaum                          400,000                            400,000                              0
-----------------------------------------------------------------------------------------------------------------------------------
Arlin Mees                               400,000                            400,000                              0
-----------------------------------------------------------------------------------------------------------------------------------
Addie McConachie                         400,000                            400,000                              0
-----------------------------------------------------------------------------------------------------------------------------------
Wade Vogel                               400,000                            400,000                              0
-----------------------------------------------------------------------------------------------------------------------------------
Steve Wolff                              400,000                            400,000                              0
-----------------------------------------------------------------------------------------------------------------------------------
Tammy Hayes                              400,000                            400,000                              0
-----------------------------------------------------------------------------------------------------------------------------------
Ladonna Richardson                       400,000                            400,000                              0
-----------------------------------------------------------------------------------------------------------------------------------
Norma Ballard                            400,000                            400,000                              0
-----------------------------------------------------------------------------------------------------------------------------------
Maria Morado                             200,000                            200,000                              0
-----------------------------------------------------------------------------------------------------------------------------------
Judy Heck                                 7,500                              7,500                               0
-----------------------------------------------------------------------------------------------------------------------------------
Don Vogel                                 7,500                              7,500                               0
-----------------------------------------------------------------------------------------------------------------------------------
John Gardner                              7,500                              7,500                               0
-----------------------------------------------------------------------------------------------------------------------------------
Bill Kramer                               7,500                              7,500                               0
-----------------------------------------------------------------------------------------------------------------------------------
Larry Nieters                             7,500                              7,500                               0
-----------------------------------------------------------------------------------------------------------------------------------
Randy Binegar                             7,500                              7,500                               0
-----------------------------------------------------------------------------------------------------------------------------------
Carmen Meisner                            7,500                              7,500                               0
-----------------------------------------------------------------------------------------------------------------------------------
Orlando Robinson                          7,500                              7,500                               0
-----------------------------------------------------------------------------------------------------------------------------------
Lou Prouse                                5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Bette Gregorio                            5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Lori Burden                               5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Joy Brown                                 5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Kelly Charles                             5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Barry Wentz                               5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Bill Hopkins                              5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Todd Broadway                             5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Brian Hall                                5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Ron Terranova                             5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Jim Allen                                 5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Dave Lawthon                              5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Dave Clifton                              5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Dan Johnk                                 5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Aaron Solganick                           5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Larry Mees                                5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Craig Johnson                             40,000                            40,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Bruce Younker                             5,000                              5,000                               0
-----------------------------------------------------------------------------------------------------------------------------------

Bruce Younker received his shares of common stock from services he provided to us as our promoter when we were a blank check company. Therefore, the Commission views Mr. Younker as an underwriter and therefore his shares can only be sold through registration under the Securities Act.

Plan of Distribution
--------------------

The selling security holders will sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

    o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
    o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
    o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

Bruce Younker received his shares of common stock from services he provided to us as our promoter when we were a blank check company. Therefore, the Commission views Mr. Younker as an underwriter and therefore his shares can only be sold through registration under the Securities Act.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares held by our non-affiliates may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued. We believe that 3,985,000 of our outstanding shares of our common stock can be sold pursuant to Rule 144.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may elect not to sell any or all of their shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors.

Our directors and principal executive officers are as specified on the following table. The terms of all of our officers and directors expire at the next annual shareholder's meeting following their election.

============================ ================ ================================
               Name                Age                    Position
---------------------------- ---------------- --------------------------------
Calvin K. Mees                     41         president and a director
============================ ================ ================================

Calvin K. Mees. Mr. Mees is our president and one of our directors since December 2000. Mr. Mees was one of the original founders of Bisassist Texas and has been self-employed as a free-lance business consultant since 1996. He currently manages all of our day-to-day operations and devotes approximately 20 hours per week to our operations and 40 hours per week as a consultant. Mr. Mees was an account executive with Lew Lieberbaum & Co. from 1994 to 1996 and held a Series 7 license until March 1996. Mr. Mees is not an officer or director of any other reporting company.

Romie Krickbaum recently resigned as our secretary and one of our directors. Tarja Mees also recently resigned one of our directors. The resignations of both Ms. Krickbaum and Ms. Mees were not the result of any disagreement with us on any matter relating to our operations, policies or practices. We hope to find suitable replacements for Ms. Krickbaum and Ms. Mees, although we cannot guaranty that we will be able to find suitable replacement personnel. As a result of the resignation of Ms. Krickbaum, Mr. Mees has assumed her responsibilities.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

Other than our officers and directors, no other person or entity is the owner of more than 5% of our outstanding shares of common stock. As of March 7, 2002, the following table sets forth the number of shares of common stock owned by:

1.       each of our directors and executive officers; and
2.       all of our directors and executive officers as a group.

======================= ========================================= =================================== ============================
Title of Class          Name of Beneficial Owner                  Amount of Beneficial Owner                Percent of Class
----------------------- ----------------------------------------- ----------------------------------- ----------------------------
Common Stock            Calvin Mees                                                                           45.07%(1)
                        1353 Middleton Drive                         4,500,000 shares, president,
                        Cedar Hill, TX  75104                                director(1)
----------------------- ----------------------------------------- ----------------------------------- ----------------------------
Common Stock            Romie Krickbaum
                        708 Hillcrest Court
                        Cedar Hill, TX  75104                            1,500,000 shares                     15.02%
----------------------- ----------------------------------------- ----------------------------------- ----------------------------
Common Stock            Tarja Mees
                        1353 Middleton Drive
                        Cedar Hill, TX  75104                            4,500,000 shares(1)                  45.07%(1)
----------------------- ----------------------------------------- ----------------------------------- ----------------------------
Common Stock            All directors and named executive                                                     45.07%
                        officers as a group                              4,500,000 shares
======================= ========================================= =================================== ============================

(1) Tarja Mees, who owns 3,000,000 shares, is the spouse of Calvin Mees, who owns 1,500,000 shares. Therefore, each beneficially owns 4,500,000 shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in changes in control.

Description Of Our Securities
-----------------------------

Description of Capital Stock. We are authorized to issue 50,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. As of March 7, 2002, 9,985,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.

Preferred Stock. We are authorized to issue 10,000,000 shares of $.001 par value preferred stock, of which no such shares are issued and outstanding. We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Our Articles of Incorporation also include a staggered board of director provision, which provides that the term of office of members of our Board of Directors shall be staggered so that members will be elected every third year. Such provision could delay, defer, discourage or prevent a change in control.

Our Articles of Incorporation also include provisions that require the affirmative vote of at least two-thirds of the outstanding shares of common stock held by our shareholders for the approval or authorization of any business combination, such as a merger or a sale of any substantial part of our assets. Those provisions are subject to the provisions of any series of preferred stock, which may at the time be issued and outstanding and convertible into shares of our common stock. The requirement of two-thirds vote could delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
-------------------------------------

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
    o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section Ten of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
------------------------------------

Transactions with Promoters. On July 6, 2000, Bruce Younker was issued 6,000,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Younker was approximately $6,000. As a result of a reverse stock split of 1200 to 1 that occurred on December 18, 2000, those 6,000,000 shares were reduced to 5,000 shares.

Description of Business
------------------------

Our Background. We incorporated in Nevada on July 6, 2000 as MYG Corp, which was an inactive company with no significant assets or liabilities. On December 19, 2000, we acquired all of the issued and outstanding shares of common stock of Bisassist, Inc., a Texas corporation, or Bisassist Texas, in exchange for 9,980,000 shares of our common stock. On December 19, 2000, we amended our Articles of Incorporation to change our name to Bisassist, Inc. Bisassist Texas was originally incorporated in the state of Texas on October 21, 1996, as T.A.R. Financial Group, Inc. From 1996 to 2000, T.A.R. Financial Group, Inc. was an operating company and provided small and medium size businesses with business consulting services, such as business, market and financial development. On November 17, 2000, T.A.R. Financial Group, Inc. amended its Articles of Incorporation to change its name to Bisassist, Inc.

Our Business. We are a business consulting firm which started offering a full range of business consulting services in 1995. We provide small to medium size businesses with business and market development services as well as financial development services. Our operations currently include start-up advice such as assistance with the process of incorporation, drafting and maintaining corporate records, and ensuring compliance with state corporation requirements. In addition, we also currently offer our clients research and analysis, achieved by optimizing information sources, such as the internet and public records, on various subjects or concerns a client may have, including, researching state and local licensing, permit requirements, and local and national marketing studies. We also currently write, review, and edit business plans, as well as, create business development and growth strategies. All of our revenues have been generated from the provision of these services.

We believe that we provide an alternative to in-house resources because our sole officer possesses practical experience, knowledge, contacts and confidentiality. At present, we have no agreements with any consultants, although we are seeking to identify freelance business consultants that could be utilized as needed. We are also narrowing our search for a firm or programmer to begin development of our website. Our marketing initiative will not begin until near the launch of our website.

Our fees are negotiated with a potential client on a flat fee or hourly basis. We also negotiate fees based on a per job basis or for a time period, such as three months to one year, where we are available to assist a client with their business consulting needs.

Services. Our business consulting services include assisting small and medium sized businesses develop business, marketing and financing plans including pro forma financial statements. Those financial statements will be unaudited. Our president, Calvin Mees, has a bachelor of science in business administration, with a background in accounting. For accounting needs, we refer our clients to a certified public accountant, which the client can choose to employ. We also provide business and market development services as well as identifying funding requirements and financial leverage opportunities. If a client desires debt or equity financing, we assist the client with the analysis of the opportunity and the effect of the opportunity on the clients' overall goals. We do not locate investors or negotiate transactions with potential investors. We will also evaluate management, staff and company organization and provide assistance in implementing adjustments, if necessary. We also provide assistance in designing appropriate management incentive programs including cash and stock bonuses, stock purchase plans, and other incentives for achieving performance goals. At this time, we have no up-front agreements with any outside consultants to provide any of our services.

Proposed Website. The domain, www.bisassist.com, was obtained by Tarja Mees, one of our former directors, for our benefit. The domain name has been re-registered in our name in the form of a gratuitous transfer from Ms. Mees. We anticipate that our website will initially be developed as a corporate presence and used for marketing our services. We anticipate that the website will be expanded to provide advice and information to small to medium size businesses in a community based format as well as offer users free information on current trends and events.

We intend to develop our website to expand our services to provide assistance with incorporation services and trademark research and applications, and to provide information with respect to product development strategies, human resource strategies, marketing strategies and risk management. In order to provide incorporating services on our proposed website, we believe that we need to assess the respective incorporation requirements of each secretary of state. We are currently collecting information regarding each state's requirements for incorporation.

In order to provide trademark research, we intend to conduct searches of the databases which are available on the Internet, such as the database available on the United States Patent and Trademark Office. We also intend to assist the client with the preparation of the application, although the client is responsible for the accuracy and submission of their application.

We believe that the website could be developed to allow users to interact with other small businesses to obtain advice and services from other entrepreneurs as well as purchase small-business related products. Our objective is to complete development of our website by June 2002.

Target Markets and Marketing Strategy. We believe that our primary target market will consist of small to medium size businesses. We anticipate that we will market and promote our website on the Internet. Our marketing strategy is to promote our services and products and attract users to our website. Our marketing initiatives include the following:

    o utilizing direct-response print advertisements placed primarily in small business, entrepreneurial, and property management-oriented magazines and special interest magazines;
    o    links to industry focused websites;
    o advertising by television, radio, banners, affiliated marketing and direct mail;
    o    presence at industry tradeshows; and
    o entering into relationships with other website providers to increase access to Internet business consumers.

Growth Strategy. Our objective is to become a dominant Internet based provider of business consulting services. Key elements of our strategy include:

    o    create awareness of our products and services;
    o    develop our website;
    o    develop relationships with clients;
    o provide additional services for clients such as incorporation services and trademark research and applications.

Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to achieve internal growth could materially and adversely affect our business, financial condition and results of operations.

Competition. The business consulting services industry is highly fragmented and competitive with limited barriers to entry. We believe that there are numerous firms that compete with us in our market, including small or single-office firms. Among those competitors, we rank near the bottom of the small or single-office firms because our operations are relatively small. We believe that our primary competitors include small or single-office firms. We also compete with national and international consulting firms, and specialty consulting firms and the consulting groups of international accounting firms such as KPMG LLP, Ernst & Young LLP, Deloitte & Touche LLP, PricewaterhouseCoopers, LLP and Accenture.

While we compete with traditional "brick and mortar" providers of business consulting services, we will also compete with other Internet-based companies and businesses that have developed and are in the process of developing websites which will compete with the products developed and offered by us. We cannot guaranty that other websites or services which are functionally equivalent or similar to ours have not been developed or are not in development. Many of these competitors have greater financial and other resources, and more experience in research and development, than we have.

We believe that the most important competitive factors in obtaining and retaining our targeted clients are an understanding of a customer's specific job requirements, the ability to provide qualified consultants in a timely manner and the quality and price of services. We expect ongoing vigorous competition and pricing pressure from national, regional and local providers. We cannot guaranty that we will be able to obtain market share or profitability.

Our Intellectual Property. We do not presently own any patents, trademarks, licenses, concessions or royalties. We own the Internet domain name www.bisassist.com. No one else can obtain an identical domain name under current registration practices, but someone might obtain a similar name, or the identical name with a different suffix, such as ".biz", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe upon or otherwise decrease the value of our domain names.

Government Regulation We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our consulting activities are not subject to licensing or other regulatory requirements. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We may be prevented from operating if our activities are not in compliance and must take action to comply with any federal, state, or local regulation.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of March 7, 2002, we have one employee. We do not currently have any employment agreements with those employees. We believe that our relation with our employee is good. We are not a party to any collective bargaining agreements.

Facilities. Our executive, administrative and operating offices are located at 1353 Middleton Dr., Suite 2000, Cedar Hill, Texas 75104. Calvin Mees, our President and a director provides our facilities at no charge. We do not have a written lease or sublease agreement and Mr. Mees does not expect to be paid or reimbursed for providing office facilities. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

We incorporated in Nevada on July 6, 2000. On December 20, 2000, we acquired all of the issued and outstanding shares of common stock of Bisassist, Inc. a Texas corporation, or Bisassist Texas. Bisassist Texas was originally incorporated in the state of Texas on October 21, 1996. Therefore, we have included the audited financial statements of Bisassist Texas for the years ended December 31, 2000 and 1999.

For the year ended December 31, 2001.
--------------------------------------


Liquidity and Capital Resources. We had cash of approximately $6,943 as of December 31, 2001. Our total assets were approximately $131,162 at December 31, 2001, of which approximately $98,579 is represented by a note receivable from Tarja Mees, our former president. We lent the money to Ms. Mees for her personal use. We entered into the promissory note receivable in the amount of $79,482 with Ms. Mees on June 21, 2000. The note matured on June 21, 2002, and carried an interest rate of 10% due at maturity. In February 2002, Ms. Mees paid us $92,953 which represented $79,482 plus $13,471 in accrued interest. Our total liabilities were approximately $21,115 of which approximately $2,985 is represented by a note payable to Calvin Mees, our president. The loan was used to pay federal corporate income taxes which were due. The note matures on April 4, 2002 and carries an interest rate of 10% due at maturity. As a result of Ms. Mees' repayment of the note, we believe that we will have the necessary funds to repay the note payable to Mr. Mees.

As of January 22, 2002, we have cash of $30,257. We anticipate that our monthly expenses will be approximately $1,500 to $2,000 per month for the 12 months after the date of this prospectus. Based on our five years of business history, we believe that we have adequate resources to pay our capital requirements, for the next 12 months. Our current material commitments include professional fees, auto expenses, supplies and general and administrative expenses. As we implement our plan to develop our web site by June 2002, we expect our costs to increase proportionally with the amount of new clients we service. If we do not generate new clients, then we do not believe that our costs will increase. We also anticipate an increase in our expenditures in 2003 due primarily to maintaining and updating our website, research related costs, advertising, travel, and consultant expenses. Those anticipated increases in expenditures during 2003 are contingent on our ability to develop new clients. Therefore, we do not believe that we can quantify the amount of those potential increases in expenses.

Our president, director and principal shareholder, Calvin Mees, has paid our expenses since our inception. We anticipate that Mr. Mees will continue to pay our expenses in the event that we do not generate revenues or obtain additional working capital.

Results of Operations.


Revenue. For the year ended December 31, 2001, we had generated revenues of approximately $317,505, compared to $230,505 for the year ended December 31, 2000. The decrease in revenues was due to an increase in the services that we are providing. Our cost of revenues for the year ended December 31, 2001, was approximately $93,713 compared to cost of revenues of approximately $76,413 for the year ended December 31, 2000. The increase in the cost of revenues was the result of an increase in the fees paid to outside consultants for the services that they provided to our clients. We do not have any agreements with any of our outside consultants. Our gross profit increased from $154,137 for the year ended December 31, 2000, to $223,792 for the year ended December 31, 2001.

Operating Expenses. For the year ended December 31, 2001, our total expenses were approximately $183,491, an increase from our total expenses of approximately $154,137 for the year ended December 31, 2000. The increase in expenses was the result of increased expenses for: professional fees, auto expenses, supplies and general and administrative expenses. Those professional fees include legal and accounting fees. Auto expenses include costs for automobiles, maintenance and repairs. The auto expenses incurred were utilized for business purposes. For the year ended December 31, 2001, we experienced net income of approximately $37,259, which was an increase from our net income of approximately $7,944 for the year ended December 31, 2000.


For the period ended December 31, 2000 compared to December 31, 1999.
---------------------------------------------------------------------

Liquidity and Capital Resources. We had cash of approximately $34 as of December 31, 2000. Our total assets were approximately $131,596, of which a note receivable represents approximately $87,323 from Tarja Mees, our former president. We lent the money to Ms. Mees for her personal use. Our total liabilities were approximately $51,315 of which approximately $49,985 is represented by a note payable to Calvin Mees, our president. The loan was used to pay federal corporate income taxes which were due.

Results of Operations.

Revenue. For the period ended December 31, 2000, we have generated revenues of approximately $230,550, compared to $170,598 for the year ended December 31, 1999. The increase in revenues was due to an increase in the number of clients that retained our services. We believe that our revenues will remain consistent because we have historically generated new customers when old customers have ceased using our services. Therefore, unless we expand our operations, we believe that our revenues will continue at their current levels. Our cost of revenues for the year ended December 31, 2000, was approximately $76,413 compared to cost of revenues of approximately $91,900 for the year ended December 31, 1999. The decrease in the cost of revenues was the result of a decrease in the fees paid to out side consultants for the services that they provided to our clients. Our gross profit increased from $78,698 for the year ended December 31, 1999 to $154,137 for the year ended December 31, 2000. We believe that this increase in gross profit was primarily due to the fact that we relied less on outside consultants to provide services to our clients.

Operating Expenses. For the year ended December 31, 2000, our total expenses were approximately $145,211, a significant increase from our total expenses of approximately $94,926 for the year ended December 31, 1999. The increase in total expenses was due to the fact that we relied less on outside consultants to provide services to our clients. As a result of our decision to provide more services in-house rather than retaining outside consultants, the majority of expenses increased. For the year ended December 31, 2000, we experienced net income of approximately $8,926, which was a small increase from our net loss of approximately $16,228 for the year ended December 31, 1999.

Our Plan of Operation for the Next Twelve Months. We are a business consulting firm which offers a full range of business consulting services. We are currently seeking to expand our operations and the geographic area of the markets that we serve.

To effectuate our business plan during the next twelve months, we must maintain our current customer base as well as expand our customer base. We may also require the addition of consultants, so that we can consistently provide the type of personal service that has been the basis of our appeal to our current customers. We anticipate that we will use revenues generated to expand our operations as well as the services that we provide. However, we may not be able to expand our operations effectively. Our failure to market and promote our consulting services will harm our business and future financial performance.

In the opinion of management, available funds will satisfy our working capital requirements through the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results that could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to develop, promote and conduct our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

We anticipate that we may need to raise additional capital to expand our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected.

We are not currently conducting any research and development activities, and do not anticipate conducting such activities in the next twelve months. In the event that we expand our customer base and serve additional geographic areas, then we may need to hire additional employees and consultants. We do not anticipate that we will purchase or sell any significant equipment in the next six to twelve months unless we generate significant revenues.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:


============================== ====================== ========================
             Property             December 31, 2001        December 31, 2000
------------------------------ ---------------------- ------------------------
Cash                                         $6,943                      $34
------------------------------ ---------------------- ------------------------
Property and Equipment, net                 $32,583                  $44,239
============================== ====================== ========================

Our Facilities. Our headquarters are located at 1353 Middleton Drive, Suite 2000, Cedar Hill, Texas 75104. Calvin K. Mees, our president and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Mees does not expect to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------

Tarja Mees, one of our former directors and a principal shareholder, is the spouse of Calvin Mees, our president and one of our directors. Ms. Krickbaum, our former secretary and one of our former directors and a principal shareholder, is the mother of Ms. Mees.

Bisassist Texas entered into a promissory note payable with Calvin Mees, our president and one of our directors, on April 4, 2000 in the amount of $49,985. The note matures on April 4, 2002 and carries an interest rate of 10% due at maturity. Interest has been accrued as of December 31, 2000.

Bisassist Texas entered into a promissory note receivable with Tarja Mees, one of our former directors, on June 21, 2000 in the amount of $79,482. The note matures on June 21, 2002 and carries an interest rate of 10% due at maturity. Interest has been accrued as of December 31, 2000. In February 2002, Ms. Mees paid us $92,953 which represented $79,482 plus $13,471 in accrued interest.

Calvin K. Mees, our president and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Mees does not expect to be paid or reimbursed for providing office facilities.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

    o    disclose such transactions in prospectuses where required;
    o disclose in any and all filings with the Securities and Exchange Commission, where required;
    o    obtain disinterested directors consent; and
    o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

We are a reporting company pursuant to the Securities Exchange Act of 1934. We are required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

3,985,000 of our outstanding shares of our common stock, which are held by non-affiliates who received their shares of our common stock in exchange for their shares of common stock of Bisassist Texas, may currently be sold pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, which ever is more. Rule 144 also provides that, after holding such securities for a period of two years, a nonaffiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The approximate number of holders of record of shares of our common stock is thirty-eight.

On December 18, 2000, our Board of Directors authorized a reverse stock split of 1200 to 1. As a result of such split, we had 5,000 shares of common stock issued and outstanding prior to our acquisition of Bisassist Texas. Following that acquisition, we had 9,985,000 shares issued and outstanding.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

    o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
    o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
    o    a toll-free telephone number for inquiries on disciplinary actions;
    o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
    o such other information, in such form including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

    o    the bid and offer quotations for the penny stock;
    o the compensation of the broker-dealer and its salesperson in the transaction;
    o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
-----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

================================ ======= ============= ============= ===================== =====================
Name and Principal Position       Year      Annual      Bonus ($)        Other Annual           All Other
                                          Salary ($)                   Compensation ($)        Compensation
-------------------------------- ------- ------------- ------------- --------------------- ---------------------
Calvin K. Mees - president       2001       40,200         None              None                  None
================================ ======= ============= ============= ===================== =====================


Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Employment Contracts. We anticipate that we will enter into an employment agreement with Calvin K. Mees, although we do not currently know the terms of that employment agreement.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant.

Financial Statements
---------------------



                                 BisAssist, Inc.
                               December 31, 2001












                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.
-------------------------------------------------------------------------------
                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)
                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's

Board of Directors
BisAssist, Inc.



                          INDEPENDENT AUDITOR'S REPORT
                         ------------------------------

I have audited the accompanying balance sheet of BisAssist, Inc. (Company) as of December 31, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with generally accepted accounting principles



                                Clyde Bailey P.C.
San Antonio, Texas
March 5, 2002

                                 BisAssist, Inc.
                                  Balance Sheet
                             As of December 31, 2001

                                   A S S E T S
                                  -------------
Current Assets
     Cash                                                     $         6,943
     Accrued Interest Receivable                                       12,154
     Note Receivable - Related Party                                   79,482
                                                              ----------------
          Total Current Assets                                                    $        98,579

Fixed Assets
     Property and Equipment                                            73,879
     Less: Accumulated Depreciation                                   (41,296)
                                                              ----------------
          Total Fixed Assets                                                               32,583
                                                                                  ----------------
          Total Assets                                                                    131,162
                                                                                  ================

                              L I A B I L I T I E S
                              ---------------------
Current Liabilities
     Accrued Expenses                                                   3,699
     Accrued Interest                                                   8,201
     Income Tax Payable                                                 6,230
                                                              ----------------
          Total Current Liabilities                                                        18,130

Long-Term Liabilities
     Note Payable - Related Party                                                           2,985
                                                                                  ----------------
          Total Liabilities                                                                21,115

     Commitments and Contingencies                                                              -

            S T O C K H O L D E R S ' E Q U I T Y
            --------------------------------------

Preferred Stock
  10,000,000 authorized shares, par value $.001
  no shares issued and outstanding
Common Stock                                                            9,985
  50,000,000 authorized shares, par value $.001
  9,985,000 shares issued and outstanding
Additional Paid-in-Capital                                                  -
Accumulated Surplus                                                   100,062
                                                              ----------------    ----------------
          Total Stockholders' Equity (Deficit)                                            110,047
                                                                                  ----------------
          Total Liabilities and Stockholders' Equity                              $       131,162
                                                                                  ================



                The accompanying notes are integral part of the
                        Consolidated Financial Statements

                                 BisAssist, Inc.
                             Statement of Operations

                                                                    For the Years Ended
                                                                         December 31
                                                           -------------------------------------
Revenues:                                                        2001                 2000
---------                                                  ----------------    -----------------
      Revenues                                             $       317,505              230,550
                                                           ----------------    -----------------
           Total Revenues                                          317,505              230,550

Cost of Revenues
----------------

      Consulting Expenses                                           93,713               76,413
                                                           ----------------    -----------------
           Gross Profit                                            223,792              154,137

Expenses:
---------
      Auto Expenses                                                 11,016                7,785
      Depreciation Expense                                          18,008               13,505
      Telephone                                                     14,376               15,885
      Professional Fees                                             37,981                1,830
      Filing Fees                                                   10,667               11,473
      Travel                                                        10,005               27,907
      Supplies                                                      32,193               10,071
      Other Expenses                                                49,245               56,755
                                                           ----------------    -----------------
                                                                         -                    -
           Total Expenses                                          183,491              145,211

           Net Income (Loss) from Operations               $        40,301     $          8,926

Other Income:
-------------
      Interest Income                                                7,950                4,204
      Interest Expense                                              (4,417)              (3,784)
                                                           ----------------    -----------------
           Total Other Income                                        3,533                  420

           Net Income (Loss) Before Tax                             43,834                9,346

Provision for Income Taxes:
---------------------------
      Income Tax Benefit (Expense)                                  (6,575)              (1,402)
                                                           ----------------    -----------------
           Net Income (Loss)                               $        37,259     $          7,944
                                                           ================    =================
Basic and Diluted Earnings Per Common Share                          0.004                0.001
                                                           ----------------    -----------------
Weighted Average number of Common Shares                         9,985,000            9,985,000
    used in per share calculations  *                      ================    =================

      * - Retroactively Restated





                The accompanying notes are integral part of the
                        Consolidated Financial Statements

                                 BisAssist, Inc.
                        Statement of Stockholders' Equity
                             As of December 31, 2001


                                                                $0.001          Paid-In         Accumulated   Stockholders'
                                                Shares         Par Value        Capital          Surplus         Equity
                                             --------------  --------------  --------------   --------------  --------------
Balance, July 10, 2000                                   -   $           -   $            -   $           -   $            -
7/10/2000

Issuance of Shares for Services                  6,000,000           6,000                                -            6,000
12/18/2000

 Reverse Stock Split 1200/1                     (5,995,000)         (5,995)                                           (5,995)

 Effect of Recapitalization of Subsidiary
 December 19, 2000                               9,980,000           9,980                -          54,859           64,839

Net Income  (Loss)                                                                                    7,944            7,944
                                             --------------  --------------  --------------   --------------  --------------
Balance December 31, 2000                        9,985,000   $       9,985   $            -   $      62,803   $       72,788

Net Income  (Loss)                                                                                   37,259           37,259

Balance December 31, 2001                        9,985,000   $       9,985   $            -   $     100,062   $      145,571
                                             ==============  ==============  ==============   ==============  ==============

     Retroactively Restated





                The accompanying notes are integral part of the
                        Consolidated Financial Statements

                                 BisAssist, Inc.
                             Statement of Cashflows
                             As of December 31, 2001

                                                                              For the Years Ended
                                                                                  December 31
                                                                    ---------------------------------------
Cash Flows from Operating Activities:                                      2001                   2000
--------------------------------------                              ----------------      -----------------
     Net Income (Loss)                                              $        37,259       $          7,944

     Adjustments to reconcile net loss to net cash
     provided (used) to operating activities:
             Depreciation /Amortization                                      18,008                 13,505
             Accrued Interest Receivable                                     (7,950)                (4,204)
             Note Receivable                                                      -                (79,482)
             Accrued Interest Payable                                         8,201                  3,784
             Income Tax Payable                                               4,746                  1,402
                                                                    ----------------      -----------------
             Total Adjustments                                               23,005                (64,995)
                                                                    ----------------      -----------------

Net Cash Used in Operating Activities                                        60,264                (57,051)

Cash Flows from Investing Activities:
-------------------------------------

     Fixed Assets                                                            (6,355)               (18,622)
                                                                    ----------------      -----------------
Net Cash Used in Investing Activities                                        (6,355)               (18,622)
                                                                    ----------------      -----------------
Cash Flows from Financing Activities:
-------------------------------------
     Note Payable                                                           (47,000)                49,985
     Paid in Capital                                                              -                 23,498
                                                                    ----------------      -----------------
Net Cash Provided for Financing Activities                                  (47,000)                73,483
                                                                    ----------------      -----------------
Net Increase (Decrease) in Cash                                               6,909                 (2,190)

Cash Balance,  Beginning of Period                                              34                   2,966
                                                                    ----------------      -----------------
Cash Balance,  End of Period                                        $         6,943       $          2,224
                                                                    ================      =================
Supplemental Disclosures:
     Cash Paid for interest                                         $             -       $               -
     Cash Paid for income taxes                                     $             -       $               -



                The accompanying notes are integral part of the
                        Consolidated Financial Statements

                                 BisAssist, Inc.
                               (formerly MYG Corp)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------

BisAssist Inc. ("the Company") was incorporated under the laws of the State of Texas on October 21, 1996 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Texas. The company has a total of 50,000,000 authorized common shares and 10,000,000 preferred shares with a par value of $.001 per share and with 9,980,000 shares issued and outstanding as of November 30, 2000. On November 17, 2000, an amendment to the Articles of Incorporation was filed with the Texas Secretary of State to change the name of the Company from T.A.R. Financial Group Inc. to BisAssist Inc. On December 18, 2000, the Company approved a 1200/1 reverse split bring the total outstanding shares to 5,000 common shares outstanding. On December 20, 2000, the Company entered into a "Stock Acquisition and Reorganization Agreement " with BizAssist, Inc. (a Nevada Corporation, formerly MYG Corp) by issuing 9,980,000 shares of its common stock for all of the outstanding shares of BisAssist TX which made it a wholly owned subsidiary. These financial statements reflect these changes.

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, BisAssist, Inc., a Texas Corporation "BisAssist TX". All significant intercompany transactions have been eliminated in consolidation.

Federal Income Tax
------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 BisAssist, Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)
--------------------------------------------------------------

Accounting Method
------------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when consulting engagements have been earned and completed and expenses when incurred on the related consulting engagements. Fixed assets are stated at cost. Since the consulting engagements are usually less than one year, the Company recognizes its revenues when the engagements are completed. This method is used because the typical contract is completed in six months or less and does not contain a refund provision in the contract. An engagement is considered complete when all costs except significant items have been incurred. Revenues from time contracts are recognized currently as the work is performed. Losses on contract are recognized by expenses the actual expenses on the completed job. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

During 2000, the Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows. The Company believes that SAB 101 has been followed in the recognition of revenues.

Fixed Assets
-------------

Fixed Assets are recorded at cost and depreciated over the useful lives of the assets. The assets consist of computer equipment and furniture and equipment. The assets consisting of furniture and computer equipment is being depreciated over a 5 year useful life.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
---------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

                                 BisAssist, Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------

Impairment of Long-Lived Assets
-------------------------------

The Company follows SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The Statement requires that long-lived assets, liabilities and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events of changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Long-lived assets consist primarily of property and equipment and note receivable, and other assets. The recoverability of long-lived assets is evaluated at the operating unit level by an analysis of operating results and consideration of other significant events or changes in the business environment. If an operating unit has indications of impairment, such as current operating losses, the Company will evaluate whether impairment exists on the basis of undiscounted expected future cash flows from operations before interest for the remaining amortization period. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value, less any costs associated with the final settlement. As of December 31, 2001, there was no impairment of the Company's long-lived assets.

Recent Accounting Pronouncements
--------------------------------

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Investments and Hedging Activities" ("SFAS No 133") which establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as extended by SFAS No. 137 and amended by SFAS No. 138, is effective for all fiscal quarters beginning after June 15, 2000. The Company does not expect adoption of SFAS No. 133 to have an effect on its financial statements.

In December 1999, the Securities and Exchange Commission issues Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements of all public registrants. The provisions of SAB 101 are effective for transactions beginning in fiscal year after September 30, 2000. The Company does not expect adoption of SAB 101 to have an effect on its financial statements.

Note 2 - Recapitalization
-------------------------

On December 20, 2000, the Company entered into a reorganization agreement with BixAssist TX. At the time of the reorganization the Company was an inactive entity with no significant assets or liabilities. On December 20, 2000, the Company acquired all of the outstanding stock of the subsidiary by issuing 9,980,000 shares of its common stock for all of the outstanding shares of BixAssist TX which made it a wholly owned subsidiary. The acquisition was accounted for as a recapitalization of the subsidiary as the shareholders of the subsidiary controlled the combined Company after the acquisition. These financial statements includes the accounts of BisAssist TX for the years ended December 31, 2001 and 2000.

                                 BisAssist, Inc.
                          Notes to Financial Statements


Note 3  -  Common Stock
------------------------

On July 10, 2000 the Company issued 6,000,000 shares of stock valued at $6,000 for founder services to the Company.

On December 18, 2000, the Company approved a 1200/1 reverse split bring the total outstanding shares to 5,000 common shares outstanding.

The Company entered into a Stock Acquisition and Reorganization Agreement with an effective date of December 19, 2000 with BixAssist TX to exchange 9,980,000 shares of its common stock for a like number of shares of BizAssist Tx making BizAssist TX a wholly owned subsidiary of the Company.

Note 4  -  Note Payable - Related Party
---------------------------------------

The Company entered into a promissory note payable with Calvin Mees, on April 4, 2000 in the amount of $49,985. The note matures on April 4, 2002 and carries an interest rate of 10% due at maturity. Interest has been accrued as of December 31, 2001. Additional advances was made in 2001 bring the total on the note payable to $52,985. A total of $50,000 was paid in 2000 with a balance of $2,985 remaining on the note payable and $8,201 in accrued interest.

Note 5  -  Note Receivable  - Related Party
-------------------------------------------

The Company entered into a promissory note receivable with Tarja Mees (Morado) on June 21, 2000 in the amount of $ 79,482. The note matures on June 21,2002 and carries an interest rate of 10% due at maturity. Interest has been accrued as of December 31, 2001. The Company has evaluated the estimated future undiscounted cash flows and the asset's carrying value and does believe that any impairment has occurred. The Company believes that the note will be collected in full on or before the maturity date. Tarja Mees (Morado)'s net worth is $ 86,868 and her assets are not readily marketable.

Note 6 - Related Parties
------------------------

There is a Note Payable due to Calvin Mees, President, Director and Shareholder as explained in the foregoing Note 3.

There is a Note Receivable due from Tarja Mees (Morado), Director and Shareholder as explained in the foregoing Note 3.

Note 7 - Income Taxes
---------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.


Note 8  -  Subsequent Events
----------------------------

In February 2002, the officer (Tarja Morado-Mees) paid the notes receivable in full. A payment of $92,953 was received which represented $79,482 plus $13.471 in accrued interest.

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

                                 BisAssist, Inc.
                              (formerly MYG Corp.)

                                December 31, 2000
                                -----------------

















                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.
-------------------------------------------------------------------------------
                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)
                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's

Board of Directors
BisAssist, Inc.
(formerly MYG Corp.)


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the accompanying balance sheet of BisAssist, Inc. (Company) as of December 31, 2000 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with generally accepted accounting principles



                                Clyde Bailey P.C.
San Antonio, Texas
March 26, 2000

                                 BisAssist, Inc.
                               (formerly MYG Corp)
                                  Balance Sheet
                             As of December 31, 2000

                                   A S S E T S
                                  ------------
Current Assets
     Cash                                                     $             34
                                                              ----------------

          Total Current Assets                                                    $             34

Fixed Assets
     Property and Equipment                                             67,524
     Less: Accumulated Depreciation                                    (23,285)
                                                              ----------------

          Total Fixed Assets                                                                44,239

Other Assets:
     Accrued Interest Receivable                                         4,204
     Note Receivable - Related Party                                    79,482              83,686
                                                              ----------------    ----------------
          Total Assets                                                                     127,959
                                                                                  ================

                              L I A B I L I T I E S
                              ---------------------
Current Liabilities
     Accrued Interest                                                    3,784
     Income Tax Payable                                                  1,402
                                                              ----------------

          Total Current Liabilities                                                          5,186

Long-Term Liabilities
     Note Payable - Related Party                                                           49,985
                                                                                  ----------------
          Total Liabilities                                                                 55,171

     Commitments and Contingencies                                                               -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -----------------------------------
Preferred Stock
   10,000,000 authorized shares, par value $.001
   no shares issued and outstanding

Common Stock                                                             9,985
   50,000,000 authorized shares, par value $.001
   9,985,000 shares issued and outstanding
       (Retroactively Restated)
Additional Paid-in-Capital                                                   -
Accumulated Surplus                                                     62,803
                                                              ----------------

          Total Stockholders' Equity (Deficit)                                              72,788
                                                                                  ----------------
          Total Liabilities and Stockholders' Equity                              $        127,959
                                                                                  ================





                The accompanying notes are integral part of the
                       Consolidated Financial Statements.

                                 BisAssist, Inc.
                               (formerly MYG Corp)
                             Statement of Operations

                                                                   For the Years Ended
                                                                       December 31
                                                           -------------------------------------
Revenues:                                                       2000                 1999
---------                                                  ----------------    -----------------
      Revenues                                             $       230,550              170,598
                                                           ----------------    -----------------
           Total Revenues                                          230,550              170,598

Cost of Revenues
----------------
      Consulting Expenses                                           76,413               91,900
                                                           ----------------    -----------------
           Gross Profit                                            154,137               78,698

Expenses:
---------
      Auto Expenses                                                  7,785               12,352
      Depreciation Expense                                          13,505                9,780
      Telephone                                                     15,885               11,492
      Professional Fees                                              1,830                1,800
      Filing Fees                                                   11,473                1,377
      Travel                                                        27,907               12,383
      Supplies                                                      10,071                8,229
      Other Expenses                                                56,755               37,513
                                                           ----------------    -----------------
                                                                         -                    -
           Total Expenses                                          145,211               94,926

           Net Income (Loss) from Operations               $         8,926      $       (16,228)

Other Income:
      Interest Income                                                4,204                    -
      Interest Expense                                              (3,784)              (5,000)
                                                           ----------------    -----------------

           Total Other Income                                          420               (5,000)

           Net Income (Loss) Before Tax                              9,346              (21,228)

Provision for Income Taxes:

      Income Tax Benefit (Expense)                                  (1,402)               3,184

                                                           ----------------    -----------------
           Net Income (Loss)                               $         7,944      $       (18,044)
                                                           ================    =================


Basic and Diluted Earnings Per Common Share                          0.001               (0.002)
                                                           ----------------    -----------------

Weighted Average number of Common Shares                         9,985,000            9,985,000
used in per share calculations  *                          ================    =================

      * - Retroactively Restated





                The accompanying notes are integral part of the
                       Consolidated Financial Statements.

                                 BisAssist, Inc.
                               (formerly MYG Corp)
                        Statement of Stockholders' Equity
                             As of December 31, 2000


                                                                $0.001          Paid-In         Accumulated   Stockholders'
                                                Shares         Par Value        Capital          Surplus         Equity
                                             --------------  --------------  --------------   --------------  --------------
Balance, July 10, 2000                                   -   $           -   $           -    $           -   $           -
7/10/2000

Issuance of Shares for Services                  6,000,000           6,000                                     -      6,000
12/18/2000

 Reverse Stock Split 1200/1                     (5,995,000)         (5,995)                                          (5,995)

 Effect of Recapitalization of Subsidiary
 December 19, 2000                               9,980,000           9,980               -           54,859          64,839

Net Income  (Loss)                                                                                    7,944           7,944
                                             --------------  --------------  --------------   --------------  --------------
Balance December 31, 2000                        9,985,000   $       9,985   $           -    $       62,803  $      72,788
                                             ==============  ==============  ==============   ==============  ==============


     Retroactively Restated









                The accompanying notes are integral part of the
                       Consolidated Financial Statements.

                                 BisAssist, Inc.
                               (formerly MYG Corp)
                             Statement of Cashflows
                             As of December 31, 2000

                                                                             For the Years Ended
                                                                                 December 31
                                                                    ---------------------------------------
Cash Flows from Operating Activities:                                    2000                   1999
------------------------------------                                ----------------      -----------------
     Net Income (Loss)                                              $          7,944      $         (18,044)

     Adjustments to reconcile net loss to net cash
     provided (used) to operating activities:
             Depreciation /Amortization                                      13,505                  9,780
             Accrued Interest Receivable                                     (4,204)
             Note Receivable                                                (79,482)
             Accrued Interest Payable                                         3,784
             Income Tax Payable                                               1,402                      -
                                                                    ----------------      -----------------

             Total Adjustments                                              (64,995)                 9,780
                                                                    ----------------      -----------------
Net Cash Used in Operating Activities                                       (57,051)                (8,264)

Cash Flows from Investing Activities:
-------------------------------------
     Fixed Assets                                                           (18,622)               (48,902)
                                                                    ----------------      -----------------
Net Cash Used in Investing Activities                                       (18,622)               (48,902)
                                                                    ----------------      -----------------


Cash Flows from Financing Activities:
-------------------------------------
     Note Payable                                                            49,985                 56,424
     Paid in Capital                                                         23,498                      -
                                                                    ----------------      -----------------

Net Cash Provided for Financing Activities                                   73,483                 56,424
                                                                    ----------------      -----------------

Net Increase (Decrease) in Cash                                              (2,190)                  (742)

Cash Balance,  Beginning of Period                                            2,224                  2,966
                                                                    ----------------      -----------------

Cash Balance,  End of Period                                        $            34       $          2,224
                                                                    ================      =================

Supplemental Disclosures:
     Cash Paid for interest                                         $             -       $              -
     Cash Paid for income taxes                                     $             -       $              -






                The accompanying notes are integral part of the
                       Consolidated Financial Statements.

                                 BisAssist, Inc.
                               (formerly MYG Corp)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------
BisAssist Inc. ("the Company") was incorporated under the laws of the State of Texas on October 21, 1996 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Texas. The company has a total of 50,000,000 authorized common shares and 10,000,000 preferred shares with a par value of $.001 per share and with 9,980,000 shares issued and outstanding as of November 30, 2000. On November 17, 2000, an amendment to the Articles of Incorporation was filed with the Texas Secretary of State to change the name of the Company from T.A.R. Financial Group Inc. to BisAssist Inc. On December 18, 2000, the Company approved a 1200/1 reverse split bring the total outstanding shares to 5,000 common shares outstanding. On December 20, 2000, the Company entered into a "Stock Acquisition and Reorganization Agreement " with BizAssist, Inc. (a Nevada Corporation, formerly MYG Corp) by issuing 9,980,000 shares of its common stock for all of the outstanding shares of BisAssist TX which made it a wholly owned subsidiary. These financial statements reflect these changes.

Principles of Consolidation
---------------------------
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, BisAssist, Inc., a Texas Corporation "BisAssist TX". All significant intercompany transactions have been eliminated in consolidation.

Federal Income Tax
------------------
The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 BisAssist, Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when consulting engagements have been earned and completed and expenses when incurred on the related consulting engagements. Fixed assets are stated at cost. Since the consulting engagements are usually less than one year, the Company recognizes its revenues when the engagements are completed. This method is used because the typical contract is completed in six months or less, and financial position and results of operations do not vary significantly from those that would result from use of the percentage-of-completion method. An engagement is considered complete when all costs except significant items have been incurred. Revenues from time contracts are recognized currently as the work is performed. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

During 2000, the Company adopted the U.S. Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. The adoption of SAB 101 did not have a material effect on the Company's business, financial condition, results of operations or cash flows. The Company believes that SAB 101 has been followed in the recognition of revenues.

Fixed Assets
-------------
Fixed Assets are recorded at cost and depreciated over the useful lives of the assets. The assets consist of computer equipment and furniture and equipment.

Earnings per Common Share
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------
Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Impairment of Long-Lived Assets
-------------------------------
The Company follows SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The Statement requires that long-lived assets, liabilities and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events of changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Long-lived assets consist primarily of property and equipment and note receivable, and other assets. The recoverability of long-lived assets is evaluated at the operating unit level by an analysis of operating results and consideration of other significant events or changes in the business environment. If an operating unit has indications of impairment, such as current operating losses, the Company will evaluate whether impairment exists on the basis of undiscounted expected future cash flows from operations before interest for the remaining amortization period. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value, less any costs associated with the final settlement. As of December 31, 2000, there was no impairment of the Company's long-lived assets.

                                 BisAssist, Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------

Recent Accounting Pronouncements
--------------------------------
In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Investments and Hedging Activities" ("SFAS No 133") which establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as extended by SFAS No. 137 and amended by SFAS No. 138, is effective for all fiscal quarters beginning after June 15, 2000. The Company does not expect adoption of SFAS No. 133 to have an effect on its financial statements.

In December 1999, the Securities and Exchange Commission issues Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements of all public registrants. The provisions of SAB 101 are effective for transactions beginning in fiscal year after September 30, 2000. The Company does not expect adoption of SAB 101 to have an effect on its financial statements.

Note 2 - Recapitalization
-------------------------

On December 20, 2000, the Company entered into a reorganization agreement with BixAssist TX. At the time of the reorganization the Company was an inactive entity with no significant assets or liabilities. On December 20, 2000, the Company acquired all of the outstanding stock of the subsidiary by issuing 9,980,000 shares of its common stock for all of the outstanding shares of BixAssist TX which made it a wholly owned subsidiary. The acquisition was accounted for as a recapitalization of the subsidiary as the shareholders of the subsidiary controlled the combined Company after the acquisition. These financial statements includes the accounts of BisAssist TX for the years ended December 31, 2000 and 1999.

Note 3  -  Common Stock
-----------------------

On July 10, 2000 the Company issued 6,000,000 shares of stock valued at $6,000 for founder services to the Company.

On December 18, 2000, the Company approved a 1200/1 reverse split bring the total outstanding shares to 5,000 common shares outstanding.

The Company entered into a Stock Acquisition and Reorganization Agreement with an effective date of December 19, 2000 with BixAssist TX to exchange 9,980,000 shares of its common stock for a like number of shares of BizAssist Tx making BizAssist TX a wholly owned subsidiary of the Company.

                                 BisAssist, Inc.
                          Notes to Financial Statements

Note 3  -  Note Payable - Related Party
---------------------------------------

The Company entered into a promissory note payable with Calvin Mees, on April 4, 2000 in the amount of $49,985. The note mature on April 4, 2002 and carries an interest rate of 10% due at maturity. Interest has been accrued as of December 31, 2000.


Note 4  -  Note Receivable  - Related Party
-------------------------------------------

The Company entered into a promissory note receivable with Tarja Mees (Morado) on June 21, 2000 in the amount of $ 79,482. The note matures on June 21,2002 and carries an interest rate of 10% due at maturity. Interest has been accrued as of December 31, 2000. The Company has evaluated the estimated future undiscounted cash flows and the asset's carrying value and does believe that any impairment has occurred. The Company believes that the note will be collected in full on or before the maturity date. Tarja Mees (Morado)'s net worth is $ 86,868 and her assets are not readily marketable.


Note 5 - Related Parties
------------------------

There is a Note Payable due to Calvin Mees, President, Director and Shareholder as explained in the foregoing Note 3.

There is a Note Receivable due from Tarja Mees (Morado), Director and Shareholder as explained in the foregoing Note 3.


Note 6 - Income Taxes
---------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.


Note 7  -  Subsequent Events
----------------------------

In February 2002, the officer (Tarja Morado-Mees) paid the notes receivable in full. A payment of $92,953 was received which represented $79,482 plus $13.471 in accrued interest.

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------

On or about March 15, 2001, we dismissed our auditor, Merdinger, Fruchter, Rosen & Corso, P.C., or MFRC. The decision to change accountants was recommended and approved by our Board of Directors. For the period from July 6, 2000, our date of formation, through September 30, 2000, MFRC's report on our financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. For the period from July 6, 2000, our date of formation, through March 15, 2001, there were no disagreements with MFRC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. A correspondence from MFRC dated April 5, 2001, specifying that our disclosures regarding the change in accountants are true and correct was attached as Exhibit 16 to Amendment No. 1 to Form 8-K filed with the SEC on April 5, 2001. On or about March 15, 2001, a new accountant, Clyde Bailey, P.C., was engaged as the principal accountant to audit our financial statements for the period from July 6, 2000, our date of formation, through December 31, 2000. There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
--------------

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by MC Law Group, located in Newport Beach, California.

Experts
--------

Our financial statements for the period from July 6, 2000, our date of formation, through December 31, 2000, and the financial statements of Bisassist Texas, which we acquired in December 2000, for the years ended December 31, 1999 and 2000, appear in this prospectus which is part of a Registration Statement. Our financial statements have been reviewed and audited, respectively, by Clyde Bailey P.C., and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C., as experts in accounting and auditing.

Additional Information
-----------------------

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

Part II - Information Not Required In Prospectus
------------------------------------------------

Indemnification of Directors and Officers
-----------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
    o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Articles of Incorporation provide that we will indemnify our directors to the extent permitted by Nevada Revised Statutes, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes. Our Articles of Incorporation also provide that to the extent that the Nevada Revised Statutes are amended to permit further indemnification, we will so indemnify our directors.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. None of the expenses will be borne by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

======================================= ==================== ================
Registration Fees                       Approximately                $105.21
--------------------------------------- -------------------- ----------------
Transfer Agent Fees                     Approximately                $650.00
--------------------------------------- -------------------- ----------------
Costs of Printing and Engraving         Approximately                $500.00
--------------------------------------- -------------------- ----------------
Legal Fees                              Approximately             $10,000.00
--------------------------------------- -------------------- ----------------
Accounting Fees                         Approximately              $3,500.00
======================================= ==================== ================


Recent Sales of Unregistered Securities
----------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In December 2000, we issued 9,980,000 shares of our common stock to the shareholders of Bisassist Texas in exchange for all of the issued and outstanding shares of common stock of that company. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exception is specified by the provisions of Section 4(2) of that Act and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission.

On July 6, 2000, we issued 6,000,000 shares of our common stock to Bruce Younker, our former officer and director. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $6,000. As a result of the reverse stock split of 1200 to 1 that occurred on December 18, 2000, those 6,000,000 shares were reduced to 5,000 shares.

Exhibits
--------
Copies of the following documents are filed with this Registration Statement as exhibits:


Exhibit No.
-----------

1.       Underwriting Agreement (not applicable)

2.1 Stock Acquisition and Reorganization Agreement by and among MYG Corp. and Bisassist, Inc., dated December 19, 2000.*

3.1      Articles of Incorporation*

3.2      Certificate of Amendment to Articles of Incorporation**

3.3      Bylaws*

5.       Opinion Re: Legality******

8.       Opinion Re: Tax Matters (not applicable)

11.      Statement Re: Computation of Per Share Earnings***

15.      Letter on unaudited interim financial information (not applicable)

16.      Letter on Change in Certifying Accountant****

23.1     Consent of Auditors

23.2     Consent of Counsel*****


* Included in Registration Statement on Form 10-SB that was filed with the SEC on September 1, 2000.
**       Included in Form 8-K that was filed with the SEC on December 27, 2000.
***      Included in Financial Statements
**** Included in Amendment No. 1 to Form 8-K that was filed with the SEC on April 5, 2000.
*****    Included in Exhibit 5
****** Included in Amendment No. 3 to Form SB-2 that was filed with the SEC on February 5, 2002.


Undertakings
-------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and we have authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Cedar Hill, Texas, on March 7, 2002.

                                   Bisassist, Inc.
                                   a Nevada corporation


                                   By:   /s/ Calvin K. Mees
                                         --------------------------------------
                                         Calvin K. Mees
                                   Its:  president, principal executive
                                         and accounting officer and a director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Calvin K. Mees                                  March 7, 2002
--------------------------------------------
Calvin K. Mees
president, principal executive
and accounting officer and a director